Exhibit 3.778

Mail to: Secretary of State	For office use only 031
Corporations Section
1560 Broadway, Suite 200
Denver, CO 80202
(303) 894-2251
Fax (303) 894-2242

MUST BE TYPED	19981181619 C
FILING FEE: $50.00	$ 65.00
MUST SUBMIT TWO COPIES	SECRETARY OF STATE
10-08-1998 14.27.19

Please include a typed	ARTICLES OF ORGANIZATION
self-addressed envelope

FILED CUSTOMER COPY
VICTORIA BUCKLEY
COLORADO SECRETARY OF STATE
I/We the undersigned natural person(s) of the age of eighteen years or more, acting as organizer(s) of a limited liability company under the Colorado Limited Liability Company Act, adopt the following Articles of Organization for such limited liability company:

FIRST:	The name of the limited liability company is Republic Services of Colorado I, LLC

SECOND:	Principal place of business (if known): 1830 County Road 5, Erie, CO 80516

THIRD:	The street address of the initial registered office of the limited liability company is: 1675 Broadway, Denver, Colorado 80202

The mailing address (if different from above) of the initial registered office of the limited liability company is: 110 S.E. 6th Street, 20th Floor, Ft. Lauderdale, FL 33301

The name of its proposed registered agent in Colorado at that address is: The Corporation Company

FOURTH:	☑ The management is vested in managers (check if appropriate)

FIFTH:	The names and business addresses of the initial manager or managers or if the management is vested in the members, rather than managers, the names and addresses of the member of members are:

NAME	ADDRESS (include zip codes)
Harris W. Hudson, Manager	110 S.E. 6th Street, 20th Floor, Ft. Lauderdale, FL 33301

SIXTH: The name and address of each organizer is:

NAME	ADDRESS (include zip codes)
David A. Barclay, Vice President & Authorized Person	110 S.E. 6th Street, 20th Floor, Ft. Lauderdale, FL 33301

Signed	Signed	/s/ David A. Barclay
Organizer
Organizer

Document processing fee
If document is filed on paper	$125.00
If document is filed electronically	$25.00
Fees & forms/cover sheets are subject to change.
To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.
Colorado Secretary of State
Date and Time: 02/06/2009 02:16 PM
ID Number: 19981181619

Document number: 20091081789
Amount Paid: $25.00

Paper documents must be typewritten or machine printed.	ABOVE SPACE FOR OFFICE USE ONLY
Articles of Amendment
filed pursuant to §7-90-301, et seq. and §7-80-209 of the Colorado Revised Statutes (C.R.S.)

ID number:		19981181619

1.	Entity name:	REPUBLIC SERVICES OF COLORADO I, LLC
(If changing the name of the limited liability company, indicate name BEFORE the name change)

2.	New Entity name:
(if applicable)

3.	Use of Restricted Words (if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):	☐ “bank” or “trust” or any derivative thereof ☐“credit union” ☐“savings and loan” ☐“insurance”, “casualty”, “mutual”, or “surety”

4.	Other amendments, if any, are attached.

5.	If the limited liability company’s period of duration as amended is less than perpetual, state the date on which the period of duration expires:
(mm/dd/yyyy)
          OR

If the limited liability company’s period of duration as amended is perpetual, mark this box: ☑

6.	(Optional) Delayed effective date:
(mm/dd/yyyy)
Notice:
Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

7.	Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:	White (Last)	Jo Lyn (First)	(Middle)	(Suffix)

18500 North Allied Way

(Street name and number or Post Office Box information)

Phoenix	AZ	85054
(City)	(State)	(Postal/Zip Code)

United States

(Province — if applicable)	(Country — if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)
Disclaimer:
This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

ATTACHMENT TO
ARTICLES OF AMENDMENT OF
REPUBLIC SERVICES OF COLORADO I, LLC
(ID # 19981181619)
Paragraph Fourth and Paragraph Fifth of the Articles of Organization of Republic Services of Colorado I, LLC is hereby amended in their entirety as follows:
     Fourth: The management of the limited liability company is vested in the sole member rather than in managers.
     Fifth: The management of the limited liability company is vested in the sole member rather than in managers. The name and address of the limited liability company’s sole member is Republic Services Holding Company, Inc., 18500 North Allied Way, Phoenix, Arizona 85054.